UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 27, 2007

STARGOLD MINES, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-51197	98-0400208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

1840 Gateway Drive
Suite 200
San Mateo, California 94404
(Address of principal executive offices)

(650) 378-1214
(Registrant's Telephone Number, Including Area Code)

___________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The principal purpose of this Amendment to Stargold Mines, Inc.’s (the “Company’s) Current Report on Form 8-K is to provide the audited financial statements of UniverCompany Limited Liability Company (“UniverCompany”) as well as pro forma financial statements of the Company reflecting the acquisition of UniverCompany. In addition, we are providing herein certain information reflecting the business and operations of the Company following its acquisition of UniverCompany.

Section 2 - Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets.

Acquisition of UniverCompany Limited Liability Company

As disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 5, 2006, on November 30, 2006, the Company entered into a Stock Purchase Agreement with UniverCompany Limited Liability Company, a Russian limited liability society (“UniverCompany”), and the shareholder of UniverCompany, Evgeny Belchenko (the “UniverCompany Shareholder”)(collectively, the “Univer Agreement”). Pursuant to the Univer Agreement, the Company agreed to purchase from the UniverCompany Shareholder 100% of the issued and outstanding shares of common stock of UniverCompany in exchange for 41,000,000 shares of the Company’s common stock. In May 2007, the Univer Agreement was amended to provide that the consideration for the shares of UniverCompany would be 15,000,000 shares of the Company’s common stock, rather than 41,000,000 shares.

On August 27, 2007, the Company completed its acquisition of UniverCompany by acquiring 100% of the issued and outstanding shares of common stock of UniverCompany in accordance with the UniverAgreement, as amended on May 15, 2007. As a result of the acquisition, UniverCompany has become a wholly-owned subsidiary of the Company. Evgeny Belchenko currently owns 15,000,000 shares, representing approximately 36.39%, of the Company’s outstanding common stock.

Description of Business:

As used in this Form 8-K, references to the “Registrant”, the "Company," "we," "our" or "us" refer to Stargold Mines, Inc. and our subsidiary, UniverCompany, Limited Liability Company, a Russian limited liability society, unless the context otherwise indicates.

Forward-Looking Statements

This Current Report on Form 8-K (the “Report”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future actions or events, future performance, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, business strategies, cost savings and objectives of management. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as that information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. Forward-looking information may be included in this Report or may be incorporated by reference from other documents filed with the SEC by us. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” and the risks set out below, any of which may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks include, by way of example and not in limitation:

•	risks and uncertainties relating to the interpretation of drill results, the geology, grade and continuity of mineral deposits;

•	results of initial feasibility, pre-feasibility and feasibility studies, and the possibility that future exploration, development or mining results will not be consistent with our expectations;

•	mining and development risks, including risks related to accidents, equipment breakdowns, labor disputes or other unanticipated difficulties with or interruptions in production;

•	the potential for delays in exploration or development activities or the completion of feasibility studies;

•	risks related to the inherent uncertainty of production and cost estimates and the potential for unexpected costs and expenses;

•	risks related to commodity price fluctuations;

•	the uncertainty of profitability based upon our history of losses;

•	risks related to failure to obtain adequate financing on a timely basis and on acceptable terms for our planned exploration and development projects;

•	risks related to environmental regulation and liability;

•	risks that the amounts reserved or allocated for environmental compliance, reclamation, post-closure control measures, monitoring and on-going maintenance may not be sufficient to cover such costs;

•	risks related to tax assessments;

•	political and regulatory risks associated with mining development and exploration, particularly as it relates to operations in Russia;

•	other risks and uncertainties related to our prospects, properties and business strategy;

•	our ability to implement our business plan;

•	our ability to hire and maintain the personnel necessary to operate our business.

The above list is not an exhaustive list of the risk factors that may affect any of our forward-looking statements. These and other factors should be considered carefully and readers should not place undue reliance on our forward-looking statements.

Forward looking statements are made based on our management’s current expectations, beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. In particular, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our History

The Company was incorporated under the laws of the State of Nevada on May 21, 2003 under the name Sockeye Seafood Group, Inc. On November 13, 2006, we entered into a Plan and Agreement of Merger with its wholly-owned subsidiary, Stargold Mines, Inc., a Nevada corporation, formed by us on November 8, 2006 for the sole purpose of entering into such merger (the “Subsidiary”). Prior to the merger, the Subsidiary had no assets or liabilities and no previous operating history.

The merger was consummated on November 23, 2006. On such date, the Company filed with the Secretary of State of Nevada Articles of Merger, pursuant to which the Subsidiary merged with and into the Company in accordance with the Plan of Merger. Pursuant to the Articles of Merger, the Registrant also changed its name from “Sockeye Seafood Group, Inc.” to “Stargold Mines, Inc.”

Simultaneously with the merger, the Company filed with the Secretary of State of Nevada a Certificate of Change, effective as of November 23, 2006, pursuant to which the Company implemented a one for forty (1:40) forward stock split and increased its authorized shares of common stock on a corresponding basis. The number of shares of common stock issued and outstanding prior to the forward split was 2,000,000 shares. After the forward split, the number of shares of common stock issued and outstanding was 80,000,000 shares. The Certificate of Change also increased the number of authorized shares of common stock of the Company on a one for forty (1:40) basis, from 25,000,000 shares, par value $0.001, to 1,000,000,000 shares, par value $0.0001.
In June 2007, we cancelled 40,000,000 shares owned by previous management of the Company.

Since inception, the Company has had an insignificant amount of revenues. Our operations have been limited to general administrative operations. We are considered a development stage company in accordance with Statement of Financial Accounting Standards No. 7.

Our Business

Through our acquisition of UniverCompany, we intend to engage in the exploration, development and extraction of natural resources from certain properties to which UniverCompany has ownership rights pursuant to Russian law. UniverCompany’s General Director and sole employee is Evgeny Belchenko.

Mr. Belchenko is an accomplished Russian mining engineer. In 1977, he obtained a Bachelor's Degree in mountain engineering from Moscow State Mountain Institute and in 2005 earned a Ph.D in engineering science from St. Petersburg State Polytechnic Institute. Mr. Belchenko is a full member of the International Mining Academy (MAI). Over the last 20 years, Mr. Belchenko has participated in expert valuations and estimates of mining enterprises in the Russian Federation, South Africa, Zimbabwe, Namibia, Mozambique, Zambia, Australia, Angola and Mongolia. He has served as a director for Bilibinskiy Mining Processing and Industrial Works and was a founder of the Republic of Buryatiya Precious/Rare Earth Metals development project that performs mineral exploration projects throughour Buryatiya and Chita.

In conjunction with Canadian-based mining firm Knelson Gravity Solutions, Mr. Belchenko developed and introduced a series of gravity-based concentrators now known universally as "Knelson Concentrators." They are primarily known for fine gold and other precious metal recovery and rank among the most efficient metals recovery platforms in the world.

Mr. Belchenko is on the faculty at Moscow State Mountain Institute and has authored two books: Gold of the Russian Interior (Moscow, 2000) and Physical Processes For Mining Minerals In Permafrost (Moscow State Mountain University, Moscow, 2000). He has also has received numerous awards in his career, including the State Medal "For merits Before The Fatherland" and was the winner of the gold medal for "The Miner Of Russia."

Accordingly, through UniverCompany and with Mr. Belchenko’s experience, we plan to engage in the extraction of precious metals, such as gold and silver; and scarce resources, including copper, lead, tin and scandium, from raw and partially processed material from a mine (“tailings”). Pursuant to a Purchase and Sale Agreement No. Yuv/ZGP, dated November 5, 2006, as amended on December 1, 2006 (collectively “the Nerchinskiye Agreement”), UniverCompany obtained the rights to extract metals from two consignments of tailings, aggregating 254,906 tons, from the Nerchinskiye Rudniki mining dump (the “Nerchinkiye Dump”) from Mining Corporation Zabaikalgeoprom Limited Liability Company, a Russian entity (the “Seller”).

The Nerchinkiye Agreement provides that 133,271 tons of tailings from the Nerchinkiye Dump were to be delivered on or before December 31, 2006 (the “First Consignment”). In exchange, UniverCompany would pay the Seller 10,000,000 rubles (approximately $392,000) on or before December 31, 2007 and December 31, 2008, respectively. The balance of 672,729,331 rubles (approximately $26,189,486) for the First Consignment would be paid in equal monthly installments between 2009 and 2012. The above referenced payments commence, if, and when, minerals are successfully extracted. If UniverCompany is unable to implement, develop, or acquire an extraction method and begin extracting metals from the Nerchinkiye Dump, it is entitled to cancel the Nerchinkiye Agreement. Although UniverCompany is deemed to be the owner of the Nerchinkiye Dump, if UniverCompany begins extraction of the Dump and does not make the payments described above, the Seller may terminate the Nerchinkiye Agreement and claim the property back from UniverCompany.

The Nerchinkiye Agreement provides for the transfer the balance of an additional 121,635 tons of tailings (the “Second Consignment”). The Second Consignment is to be delivered to UniverCompany, provided the UniverCompany requests this consignment by December 30, 2008, provided, however, that UniverCompany is under no obligation to do so. If UniverCompany requests the Second Consignment, 632,270,669 rubles (approximately $24,614,422) must be paid in equal monthly installments between 2009 and 2012.

If we obtain sufficient financing, additional projects will be focused on the exploration and appraisal of placer (sand or gravel that contains minerals of value) and ore deposits suitable for the processing and extraction of precious metals such as gold and silver; and scarce resources, including copper, lead, tin and scandium.

UniverCompany also has a contractual right to purchase up to an 80% ownership of Rudkaralon LLC, a Russian limited liability company that owns the rights to exploit minerals in a region called Rudkaralon; however, in order to obtain such interest the following payments must be made to the individual shareholders of Rudkaralon LLC:

•	For the 13% interest: $380,000 on or before December 15, 2006, $205,000 on or before February 15, 2007, $935,000 on or before March 15, 2007 and $300,000 on or before April 15, 2007,
•	For the 40% interest: $285,000 on or before December 15, 2006 and $480,000 on or before February 15, 2007,
•	For the 14% interest: $380,000 on or before February 15, 2007,
•	For the13% interest: $360,000 on or before February 15, 2007.

The selling shareholders are entitled to interest in the case of late payments at a 36.5% annual rate.
As of August 23, 2007, UniverCompany has paid $700,000_for approximately 17.5% of the shares of Rudkaralon LLC from two of the five shareholders of Rudkaralon LLC. These shareholders own 13% and 40% of Rudkaralon LLC respectively. The payment made by UniverCompany constitutes only a partial payment to these shareholders for the shares they own and under the terms of the agreement, said shareholders will not fully transfer any ownership shares of Rudkaralon LLC until they are paid in full. If UniverCompany does not make its payments in a timely manner, than the shareholders of Rudkaralon will be entitled by the Russian Civil Code to seek the termination of the agreement.

As a development stage company, we are continually engaged in the process of raising money and allocating the proceeds between its current contractual obligations, administrative needs, desired exploration projects, and acquisition of new assets. As a result of the foregoing, the primary measures of the Company’s performance for any given period lies in the amount of money it was able to raise, the amount of exploration it was able to undertake and the results of those exploration efforts.

The mineral resource business generally consists of three stages: exploration, development and production. Mineral resource companies that are in the exploration stage have not yet found mineral resources in commercially exploitable quantities, and are engaged in exploring land in an effort to discover them. Mineral resource companies that have located a mineral resource in commercially exploitable quantities and are preparing to extract that resource are in the development stage, while those engaged in the extraction of a known mineral resource are in the production stage. Our company is currently in the exploration stage.

The mineral exploration, development, and production industry is highly competitive. We compete with other exploration companies looking for mineral resources in Russia. We are one of the smaller exploration companies presently active.

To date, we have not completed the acquisition of a land-based mineral property as evidenced by a deed (the Nerchinskie mineral property is a Dump being housed in a storage facility not owned by StarGold or Univer) and there is no guarantee that we will do so at any point. We intend to raise the funds necessary to acquire the rights to exploit the Rudkaralon property and explore this property with a goal of developing and extracting any mineral deposits we discover or selling or otherwise assigning the rights to do so.

The address of our principal executive office is 1840 Gateway Drive,Suite 200, San Mateo, California 24404. Our telephone number is (650) 378-1214.

We have one subsidiary, UniverCompany Limited Liability Company, a Russian limited liability society, organized on April 21, 2003.

Description of Property

Our principal executive offices are currently located at 1840 Gateway Drive, Suite 200, San Mateo, CA 94404 USA. We lease these premises at a cost of $190 per month from HQ Office Headquarters. The lease is a month to month lease.

Location and Access

Nerchinskiye Dump

The “Nerchinskiye Dump” is being held at the Artel Strarateley ‘Soyuz Open Joint-Stock Company, a storage/depository facility in Balei, located in Russia in a region of Far Eastern Siberia called Chita.

The Nerchinskiye Dump includes post-enrichment dumps (also called industrial heaps) from the Nerchinks Polymetal Combine, a now-defunct company that specialized in zinc and lead mining. The Nerchinskiye Dump contains industrial heaps comprised of mineral raw materials that include ores, dradge (the inferior portions of previously processed ore), and waste from the Nerchinsk Polymetal Combine formerly operated under the former USSR’s National Ore Mining and Concentrating program (“GOK System). The planned economy before the dissolution of the USSR allowed inefficient money-losing mining companies to function. When the country moved to a market economy, the GOK system proved unviable because mineral deposits were mined inefficiently: only 1-2 components were mined, (tin, lead and others), while other elements, in the form of ore, would accumulate in the wastes, and some ores would even be considered dradge. When these companies were shutdown, large heaps of wastes were left behind. With the use of modern mining technologies, these heaps may constitute valuable mineral raw material for extraction of precious and rare-earth metals.

The tailings that comprise the dump resulting from the mining operations at the former Nerchinsk Polymetal Plant have been placed into storage above ground while awaiting processing. The Nerchinskie tailings contain significant raw materials within the complex agglomerate ore. Gold grades between 0.05 and 0.3 grams per ton and silver 7-20 grams per ton. Further commodities present include zinc, copper and lead. The existence of these minerals is based on exploration and examination by the Zabaikal Scientific Research Institute and can be found in a report dated August 8th, 2006, reference #576. An excerpt of which is provided below:

Facility	Reserves		Metals prices as of 01.01.2006, usd/ton	Value of valuable components in mln. usd
OJSC Nerchinskiye Rudniki	dradge (tons)	valuable components (tons)
	254,906	Pb - 70,912 Zn - 113,133 Ag - 158 Au - 21.49 Bi - 62.6 Cd - 478.6 Sb - 4,569 Ga - 37.9 In - 45.282 Sn - 6,250 Cu - 8,256	1,598 4,554 13.44 / troy oz. 637.5 / troy oz. 15 / kg. 1.55 / lb. 5,400 400 / kg. 900 / kg. 10,200 7,038	113.317 515.207 68.28 440.509 0.939 1.635 24.67 15.16 40.753 63.75 58.18
	TOTAL:			1342.4

Company’s plan is to process the tailings of the Nerchinskie dump using modern mining techniques like “flotation” whereby crushed material is put into a liquid with a density that lies between the density of the ore mineral and the density of the gangue minerals, “coating” whereby crushed material is put into a solvent, and “hydro-metallurgy” where minerals are granulated and sorted through sieves using water.

Work on the extraction of the minerals located in the Nerchinskie Dump will begin approximately one year after necessary funding is acquired to purchase the necessary equipment to begin the process and secure agreements with the firms that operate that machinery.

The Rudkaralon Project

The Rudkaralon project is located in a remote region of the Republic of Buryatiya. The ore deposits of Rudkaralon is situated in the Middle-Vitim mountain range on the left bank of the Rudkaralon River (the left tributary of the Vitim River). The nearest town and railway station is called Taksimo and is 120km away by direct helicopter route, 160km along the summer road route and 240 km along the mountain road. A network of gravel and dirt roads provide access throughout the Rudkaralon project area.

There are no proven commercially viable reserves on the Rudkaralon property and any proposed program by us is exploratory in nature. Prior exploration work has occurred on the property but neither Univer Company or StarGold Mines have conducted any significant exploration activities on the Rudkaralon property. There is no assurance that StarGold will raise the funds necessary to purchase Rudkaralon in its entirety nor is there any guarantee that a commercially viable mineral deposit or reserve exists at the Rudkaralon property. until further exploration is completed

For information on our plans for this property over the next twelve months, please see the section of this report entitled "Plan of Operations" below.

Employees

Stargold Mines, Inc. currently has 1 full time employee. UniverCompany has 1 full time employee.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in evaluating our company and its business before investing in our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

Risks Associated With Mining

In order for the tailings of the Nerchinskie Dump to be profitably exploited, the desirable minerals and ores must be separated from all of the other minerals in the ore. This leaves a concentrate that is richer in the desired mineral or metal. There are many techniques available for separation and concentration of minerals. We plan to primarily to use three techniques: The “Coating method”, whereby crushed materials are put into a solvent that causes mineral ore to dissolve dissolves creating a mineral rich solution and “Flotation” whereby crushed material is put into a liquird with a density that lies between the density of the ore mineral and the density of the gangue minerals, and “Hydro-metallurgy” also called the “Fracture Properties Method” whereby ore minerals are passed through a specially designed sieves or filters to separate the ore minerals from the gangue (unwanted materias) by particle size.

If we are unable to successfully implement, acquire, or develop a profitable extraction program using the methods listed above to profitably extract rare earth minerals and precious metals from the Nerchinkiye Dump, than the Company may choose to return the tailings to the Seller.  All monies spent on the attempted exploitation of the Nerchinskie Dump will be lost and the pro-forma, as it is presented in this report, will need to be restated.  Further, failure to extract rare earth minerals and precious metals from the Nerchinskie Dump may require the Company to raise additional funds to continue its operations.

If we do not meet our contractual obligations to the sellers of Rudkaralon, we will not own an interest in the rights to the property. Univer Company has the right to purchase 80% of the shares of Rudkaralon LLC. To date, UniverCompany has paid $700,000 for approximately 17.5% of the shares of Rudkaralon from two of the five shareholders. This payment constitutes only a partial payment to these shareholders of Rudkaralon who respectively own 13% and 40% of the shares of Rudkaralon LLC. Transfer of the shares that Univer Company owns will not occur until payments to these two shareholders are made in full for their entire holdings in Rudkaralon LLC. To purchase the remaining 27% of available shares, Univer Company will need to make additional payments according to the schedule outlined above to the other shareholders of Rudkaralon LLC. Without a controlling interest in the property, there may be difficulty gaining support from other shareholders for the extraction of minerals from mining sites (if a suitable economically viable mining sites were ever discovered).

The Rudkaralon project is in the exploration stage. There is no assurance that we can establish the existence of any mineral resource on this property in commercially exploitable quantities. Until we can do so, we cannot earn any revenues from operations and if we do not do so we will lose all of the funds that we expend on exploration. If we do not discover any mineral resource in a commercially exploitable quantity, our business will fail.

A mineral reserve is defined by the Securities and Exchange Commission in its Industry Guide 7 (which can be viewed over the Internet at http://www.sec.gov/divisions/corpfin/forms/industry.htm#secguide7) as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. The probability of an individual prospect ever having a "reserve" that meets the requirements of the Securities and Exchange Commission's Industry Guide 7 is extremely remote. Mining is a highly speculative industry whereby funds spent on exploring must uncover commercially significant quantities of precious metals and minerals extractable with the funds Company has on hand or can raise.

If we do discover a mineral reserve on the Rudkaralon property, there can be no assurance that we will be able to develop our property into producing mines and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the resource to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Many of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral resource unprofitable.

Both mineral exploration and extraction require permits from various foreign, federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. The Russian Federation’s current regulations lack flexibility for subsoil license holders and could get worse in time causing potential difficulties for foreign investors when they seek licenses and permits to expand operations. Therefore there can be no assurance that we will be able to obtain the permits required for the continued exploration of mineral properties or for the construction and operation of a mine on properties at economically viable costs. If we cannot accomplish these objectives, our business could fail.

We believe that we are in compliance with all material laws and regulations that currently apply to our activities but there can be no assurance that we can continue to do so. Current laws and regulations could be amended and we might not be able to comply with them, as amended. Further, there can be no assurance that we will be able to obtain or maintain all permits necessary for our future operations, or that we will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration or development of our mineral properties.

If we establish the existence of a mineral resource on any of our properties in a commercially exploitable quantity, we will require additional capital in order to develop the property into a producing mine. If we cannot raise this additional capital, we will not be able to exploit the resource, and our business could fail.

If we do discover mineral resources in commercially exploitable quantities on any of our properties, we will be required to expend substantial sums of money to establish the extent of the resource, develop processes to extract it and develop extraction and processing facilities and infrastructure. Although we may derive substantial benefits from the discovery of a major deposit, there can be no assurance that such a resource will be large enough to justify commercial operations, nor can there be any assurance that we will be able to raise the funds required for development on a timely basis. If we cannot raise the necessary capital or complete the necessary facilities and infrastructure, our business may fail.

Mineral exploration and development is subject to extraordinary operating risks. We do not currently insure against these risks. In the event of a cave-in or similar occurrence, our liability may exceed our resources, which would have an adverse impact on our company.

Mineral exploration, development and production involves many risks which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Our operations will be subject to all the hazards and risks inherent in the exploration, development and production of resources, including liability for pollution, cave-ins or similar hazards against which we cannot insure or against which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. We do not currently maintain any insurance coverage against these operating hazards. The payment of any liabilities that arise from any such occurrence would have a material, adverse impact on our company.

Mineral prices are subject to dramatic and unpredictable fluctuations.

We expect to derive revenues, if any, from the extraction and sale of precious and base metals such as gold, silver and copper. The price of those commodities has fluctuated widely in recent years, and is affected by numerous factors beyond our control including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of base and precious metals, and, therefore, the economic viability of any of our exploration projects, cannot accurately be predicted.

The mining industry is highly competitive and there is no assurance that we will continue to be successful in acquiring mineral claims. If we cannot continue to acquire properties to explore for mineral resources, we may be required to reduce or cease operations.

The mineral exploration, development, and production industry is largely unintegrated. We compete with other exploration companies looking for mineral resource properties. While we compete with other exploration companies in the effort to locate and license mineral resource properties, we will not compete with them for the removal or sales of mineral products from our properties if we should eventually discover the presence of them in quantities sufficient to make production economically feasible. Readily available markets exist worldwide for the sale of gold and other mineral products. Therefore, we will likely be able to sell any gold or mineral products that we identify and produce.

We compete with many companies possessing greater financial resources and technical facilities. This competition could adversely affect our ability to acquire suitable prospects for exploration in the future. Accordingly, there can be no assurance that we will acquire any interest in additional mineral resource properties that might yield reserves or result in commercial mining operations.

Risks associated with our business

If our business strategy is not successful, we may not be able to continue operations as a going concern and our stockholders may lose their entire investment in us.

As discussed in the Notes to Financial Statements included in this Report, we had no revenue and reported an accumulated deficit of approximately $62,643 at December 31, 2006. The Company also incurred a net loss of $23,262 for the period of January 1 to March 31, 2007. These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period January 1 to March 31, 2007. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. In addition, we are subject to interest payments to the stockholders of Rudkaralon in the amount of 36.5% per annum should Company decide to acquire the 80% interest in Rudkaralon available. Our business strategy may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

Our limited operating history makes it difficult to evaluate our future prospects.

We have just consummated the acquisition of UniverCompany. Accordingly we have no previous experience in the business of exploring mineral resource properties. As a result, we have never had any revenues from mining operations. In addition, our operating history has been restricted to the acquisition and exploitation of the mining dump currently owned by UniverCompany and this does not provide a meaningful basis for an evaluation of our prospects if we determine that we have a mineral reserve and commence the construction and operation of a mine on any of the Rudkaralon sites. Prior to performing the necessary exploration work, we have no way to evaluate the likelihood of whether our mineral property contains any mineral reserve or to determine if we will be able to build or operate a mine successfully. Our prospects are subject to risks and uncertainties frequently encountered by start-up companies in new and rapidly evolving markets such as the mineral resources market.

We have a history of losses and anticipate continued losses, and we may be unable to achieve profitability.

We have never been profitable as a public company and expect to continue to incur operating losses on both a quarterly and annual basis for at least the end of the fiscal year ended December 31, 2007. We may be unable to achieve profitability in the future. As of December 31, 2006, we had an accumulated deficit of $62,643.

We anticipate that we will continue to incur operating costs without realizing any revenues during the period when we are exploring our properties. During the twelve months ending August 31, 2007, we expect to spend approximately $10,000,000 on the maintenance and exploration of our mineral properties and the operation of our company. We therefore expect to continue to incur significant losses into the foreseeable future. We recognize that if we are unable to raise funds or generate significant revenues from mining operations and any dispositions of our properties, we will not be able to earn profits or continue operations. At this early stage of our operation, we also expect to face the risks, uncertainties, expenses and difficulties frequently encountered by companies at the start up stage of their business development. We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a materially adverse effect on our financial condition. There is no history upon which to base any assumption as to the likelihood that we will prove successful and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. As a result, we will need to generate significant revenues to achieve profitability. We cannot assure you that revenues will grow in the future or that we will achieve sufficient revenues for profitability. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations, our business would be severely harmed.

We have no known commercially viable ore reserves and we may not find any mineral resources or, if we find mineral resources, the deposits may be uneconomic or production from those deposits may not be profitable.

We have not established that the Nerchinskie Dump contains mineral reserves that may be extracted for commercial profit. If we do not, than our business will fail. We have no known ore reserves and we may not find any mineral resources on the Rudkaralon sites if we are able to raise the funds to acquire said sites. Even if we find mineral substances, it may not be economically feasible to recover them, or to make a profit in doing so. If we cannot find economic mineral resources or if it is not economic viable to recover the mineral resources, we will have to cease operations.

If we do not raise enough money for exploration, we will have to delay exploration or go out of business.

We are in the very early exploration stage on each of our properties and we need additional financing before we are able to continue our exploration efforts. We have not generated any revenue from operations since our incorporation and we anticipate that we will continue to incur operating expenses without revenues unless and until we are able to identify a mineral resource in a commercially exploitable quantity on one or more of our mineral properties and we build and operate a mine. We have not made any arrangements for financing and we may be unable to raise financing. If we are not able to raise any financing we will have to delay our exploration or go out of business. As we cannot assure a lender that we will be able to successfully explore and develop our mineral properties, we will probably find it difficult to raise debt financing from traditional lending sources. We have traditionally raised our operating capital from sales of equity and debt securities, but there can be no assurance that we will continue to be able to do so. If we cannot raise the money that we need to continue exploration of our mineral properties, we may be forced to delay, scale back, or eliminate our exploration activities. If any of these were to occur, there is a substantial risk that our business would fail.

As of July 29, 2007, we had $201,000 in cash. We incurred a net loss of $23,262 for the period January 1, 2007 to March 31, 2007.  We estimate our average monthly operating expenses to be approximately $10,000 per month, not including exploration, general and administrative expenses. Once we commence exploration activities, we will require approximately $833,000 per month. As a result, we believe that if we are to commence exploration and extraction activities that we will have to raise additional funds to meet our currently budgeted operating requirements for the next 12 months.

We may not have access to all of the supplies and materials we need to begin exploration that could cause us to delay or suspend operations.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as explosives, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

We do not have enough money to complete our exploration and consequently may have to cease or suspend our operations unless we are able to raise additional financing.

We are in the very early exploration stage on each of our properties and we need additional financing before we are able to continue our exploration efforts. Because we are conducting exploration on undeveloped projects, we do not know how much we will have to spend to find out if there is mineralized material on our property. If we are unable to find exploration partners to venture with to complete our exploration programs on our properties, we will need to raise additional funds from a public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. In we need additional money and cannot raise it, we will have to suspend or cease operations.

We face intense competition in the mineral resources market and we cannot assure you that we will be able to compete successfully.

The mineral resources market is a well rapidly evolving and intensely competitive marketplace, and we expect competition to intensify in the future. Barriers to entry are minimal, and the Russian economy is flourishing which could allow more competitors to enter the mining business. Our business could be severely harmed if we are not able to compete successfully against current or future competitors. Although we believe that there may be opportunities for several providers of products, a single provider could end up dominating the market.

Decreases in prices of precious metals would reduce our revenues.

The profitability of precious metals mining operations (and thus the value of our properties) is directly related to the market price of precious metals. The market price of various precious metals fluctuates widely and is affected by numerous factors beyond the control of any mining company. These factors include industrial and jewelry fabrication demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar and other currencies, interest rates, gold sales and loans by central banks, forward sales by gold producers, global or regional political, economic or banking crises, and a number of other factors. If the market price of precious metals should drop, our revenues would also drop. In addition, if the gold price drops dramatically, we might not be able to recover our investment in properties. The selections of a property for exploration or development, the determination to construct a mine and place it into production, and the dedication of funds necessary to achieve such purposes are decisions that must be made long before the first revenues from production will be received. Price fluctuations between the time that such decisions are made and the commencement of production can have a material adverse effect on the economics of a mine, and can eliminate or have a material adverse impact on the value of our properties or interests.

The volatility in the gold price is illustrated by the following table compiled from data provided by the World Gold Council’s website at www.gold.org, which sets forth, for the periods indicated, the high and low prices in U.S. dollars per ounce of gold, based on the London PM fix.

Gold Price Per Ounce ($):

Year	High	Low
1997	$ 353.87	$ 288.59
1998	$ 291.68	$ 284.11
1999	$ 310.72	$ 256.08
2000	$ 299.86	$ 266.01
2001	$ 283.42	$ 260.48
2002	$ 331.92	$ 281.51
2003	$ 406.11	$ 328.18
2004	$ 442.08	$ 383.78
2005	$ 510.10	$ 421.87
2006	$ 629.42	$ 549.86
2007	$ 679.37	$ 631.17

Volatility in the price of gold or other minerals of value present in the Nerchinskie Dump or Rudkaralon property could adversely impact any potential return on Company’s investments in exploitation or exploration of said properties.

Our revenues are subject to operational risks of the mining industry.

Our financial results are subject to all of the hazards and risks normally associated with developing and operating mining properties. These risks include:
•	insufficient ore reserves;

•	fluctuations in production costs that may make mining of ore uneconomic;

•	declines in the price of gold;

•	significant environmental and other regulatory restrictions;

•	labor disputes;

•	geological problems;

•	pit walls or tailings dam failures;

•	natural catastrophes such as floods or earthquakes;

•	political risks associated with operations in developing countries; and

•	the risk of injury to persons, property or the environment.

The mining industry is subject to significant environmental risks

Mining is subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production. Laws and regulations in the United States and abroad intended to ensure the protection of the environment are constantly changing and generally are becoming more restrictive and costly. The Russian Federation is working internally and with the Organization for Economic Cooperation and Development [OECD] to develop systems to integrate environmental concerns into its economic reform process. In the last five years, government agencies have been set up at the national and sub-national level for environmental policy design, regulation and compliance. Laws establishing liability for environmental accidents are now in place. Insurance against environmental risks (including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production) is not generally available to the companies within the mining industry, such as the operators of the mines in which we hold a royalty interest, at a reasonable price. If an operator is forced to incur significant costs to comply with environmental regulations or becomes subject to environmental restrictions that limit its ability to continue or expand operations, it could reduce our royalty revenues. To the extent that we become subject to environmental liabilities for the time period during which we were operating properties, the satisfaction of any liabilities would reduce funds otherwise available to us and could have a material adverse effect on our financial condition and results of operations.

Risks related to doing business in Russia

Our sales and operations are subject to greater risks associated with doing business in foreign countries.

 Our foreign operations may pose greater risks than business in the United States. In some countries there is increased chance for economic, legal or political changes. Our foreign operations may be sensitive to changes in a foreign government’s national priorities and budgets. International transactions can involve increased financial and legal risks arising from foreign exchange-rate variability and differing legal systems An unfavorable event or trend in any one or more of these factors could adversely affect our revenues and earnings.

The Russian Federation’s current legislation does not adequately regulate the transfer of subsoil use rights. The current system is highly bureaucratic and mistakes could lead to invalidation of licenses regardless of how much money has been invested by an operator. Under current legislative and administrative procedures in the Russian Federation, discovering a commercially viable deposit does not ensure that an Operator will obtain the right to the development of a mine.

Risks associated with our common stock

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board service of the National Association of Securities Dealers. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like the American Stock Exchange. Accordingly, shareholders may have difficulty reselling any of the shares.

Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty in reselling your shares and may cause the price of the shares to decline.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Trading in our common shares on the OTC Bulletin Board is limited and sporadic, and fluctuations in the trading price of our common stock could make it difficult for our shareholders to sell their shares or liquidate their investments

Our common shares are currently listed for public trading on the OTC Bulletin Board. The trading price of our common shares has been subject to wide fluctuations. Trading prices of our common shares may fluctuate in response to variations in quarterly results of operations, the gain or loss of significant customers, changes in earning estimates by analysts, announcements of new mining sites or reserves by us or our competitors, general economic conditions and other events or factors, many of which are beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation. There can be no assurance that trading prices and price earnings ratios previously experienced by our common shares will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common shares, regardless of our operating performance.

In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management’s attention and resources.

Investors’ interests in our company will be diluted and investors may suffer dilution in their net book value per share if we issue additional shares or raise funds through the sale of equity securities

Our Articles of Incorporation authorize the issuance of 1,000,000,000 shares of common stock. In the event that we are required to issue any additional shares or enter into private placements to raise financing through the sale of equity securities, investors’ interests in our company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. If we issue any such additional shares, such issuances also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change in our control.

Management's Discussion and Analysis or Plan of Operation

Plan of Operation.

As of the date of this Report, the Company had no revenues. Over the next twelve months, we intend to engage in the exploitation of the Nerchinskie mining dump, raise the funds necessary to acquire the remaining available shares of Rudkaralon and to begin exploration and possible limited exploitation of Rudkaralon ore sites and to seek out and possibly acquire other ore sites containing precious metals, placer, or other high value minerals.

We anticipate that we will require approximately $11,428,000 for the 12 months ending August 31, 2008 to fund our plans with respect to commencing the exploitation of the Nerchinskie Dump, completing the acquisition of the remaining available shares of Rudkaralon, the purchase of necessary machinery and equipment to explore Rudkaralon and other mining sites and to haul and process raw materials from Nerchinskie and possibly Rudkaralon. Additional funds will be used for performing due diligence, including extensive geologic testing to determine the potential viability of Rudkaralon sites and other properties being considered for acquisition, general operating expenses, and to start exploration and limited exploitation of Rudkaralon (a greater expansion of exploitation activities is planned for 2009) and other sites (if acquired). In some cases, exploration will be performed to establish reserves for exploitation by Company or to assist in the sale of our claims to third parties.. Depending on the time it takes to raise necessary funds, we may need approximately $5,000,000 (including interest fees for late payment) to purchase the full 80% interest in Rudkaralon that is available; note, an annual interest rate of 36.5% will be due for each block of available shares of Rudkaralon that Company decides to purchase. This means that any delays in raising the necessary funds to complete the acquisition of Rudkaralon would raise the price considerably.

The Company intends to finance its operations by way of equity private placement. As such, the Company has taken bankers from a US based investment bank to view the Nerchinskiye Dump and Rudkaralon property.

The following discussion focuses on our property, our goals regarding that property for the next 12 months and how we intend to accomplish our goals.

We have projected a budget of US $11,428,000:

Budget	Total $US
Prospecting - Mapping, geochemical sampling, due diligence of Rudkaralon and other potential acquisition targets	2 458 000
Construction	400 000
Approximate Payment for shares of owners of “Rudkaralon” LLC with interest included	5 000 000
Purchase of deposits	450 000
Material - technical expenses	80 000
Machines and equipment	2 003 000
Other expenses	600 000
Administrative-and-managerial expenses	437000

Total cost	11 428 000

We intend to finance our activities via brokered or non-brokered private placements during the next twelve months. The amount and conditions precedent to such fund-raising are presently under consideration.

Financial Condition, Liquidity and Capital Resources

Going Concern Consideration

We have historically incurred losses, and have incurred losses of $32,625 since inception through December 31, 2006. We will require additional working capital to develop our business operations. We intend to raise additional working capital through private placements, public offerings and/or bank financing, although we not currently have any arrangements in place to effect any such financing and there can be no assurance that we will be able to raise the funds required.

Due to the uncertainty of our ability to meet our current operating expenses and the capital expenses noted above, in their report on the annual financial statements for the year ended December 31, 2006, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contained additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

The continuation of our business is dependent upon obtaining further financing and achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current or future stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to us. If adequate working capital is not available we may not increase our operations.

These conditions raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should we be unable to continue as a going concern.

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement No. 123(R) (revised 2004). In addition, in March 2005 the SEC issued Staff Accounting Bulletin Topic 14, “Share-Based Payment” (SAB 107) which provides interpretations regarding the interaction between FAS 123(R) and certain SEC rules and regulations and provided the staff’s views regarding the valuation of share-based payment arrangements for public companies. FAS 123(R) focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions, including stock option awards. FAS 123(R) revises FASB Statement No. 123, “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25. FAS 123(R) will require us to measure the cost of employee services received in exchange for stock option awards based on the grant date fair value of such awards. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award, which is usually the vesting period. We will report such costs as part of our general and administrative expenses. On April 14, 2005, the SEC announced amended compliance dates for SFAS 123(R). The SEC previously required companies to adopt this standard no later than July 1, 2005, but the new rules now require us to adopt FAS  123(R) as of the beginning of the first annual reporting period that begins after December 15, 2005, which is our fiscal year ended December 31, 2006. Currently, the cumulative effect of initially applying FAS 123(R) has not been determined and is subject to change depending on future events.

Critical Accounting Policies

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financials.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basic and Diluted Net Income (Loss) Per Share

We computed net income (loss) per share in accordance with Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Cash and Cash Equivalents

We consider all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Financial Instruments

The fair values of accounts payable, accrued liabilities and amounts due to a related party were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

Financial Condition and Results of Operation

For the three months ended December 31, 2006, the Registrant had minimal business operations. Since January 1, 2007, the Registrant has operated at a loss. The Registrant's operating expenses consist primarily of administrative costs. The Registrant used consulting resources to help develop strategy, screen and recruit key executives, fill interim management positions and complete the acquisition of UniverCompany. The Registrant's operating expenses from January 1 thru March 31, 2007 were $23,262 as compared with $2,000 for January 1 thru March 31st 2006.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements or contractual or commercial commitments.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding Common Stock beneficially owned on the date of this filing for (i) each shareholder known by us to be the beneficial owner of five (5%) percent or more of our issued and outstanding Common Stock, (ii) each executive officers and directors, and (iii) all executive officers and directors as a group. As of August 20, 2007, there were 41,219,311 shares of our common stock issued and outstanding.

Name and Address	Amount and Nature of
of Beneficial Owner	Beneficial Ownership	Percent of Class

Evgeny Belchenko	15,000,000	36.39%

Director:

Marcus Segal	0
2643 20th Street
San Francisco, CA 94110

Officers and Directors
as a Group (1 person)

The persons named above, who are the only officers, directors and principal shareholders, may be deemed to be parents and promoters, within the meaning of such terms under the Securities Act of 1933, by virtue of their direct securities holdings. In general, a person is considered a beneficial owner of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose of such security. A person is also considered to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within (60) days.

There are currently no options, warrants, rights or other securities conversion privileges granted to our officers, directors or beneficial owners and no plans to issue any such rights in the future.

Changes in Control

Other than the issuance of 15,000,000 shares, representing approximately 36.39% of the Company’s outstanding common stock, to Mr. Evgeny Belchenko as described above, there are no arrangements known to us, the operation of which may at a subsequent date result in a change of control of our Company.

Directors, Executive Officers, Promoters and Control Persons;
Compliance with Section 16(a) of the Exchange Act

The following table sets forth the names, positions and ages of our executive officers and directors. All directors hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board of Directors.

Name	Age	Position(s)	Period Serving

Marcus Segal		President, CEO,	Since November 2006
CFO and Director

Mr. Segal currently serves as Chief Executive Officer of Star Energy Corporation, an oil and gas company. He also serves as Vice President of Operations and Acting CFO for Vindicia Inc, a technology company specializing in credit card fraud prevention. Prior to joining Vindicia, Mr. Segal served as Vice President of Operations at EMusic.com, a leading Internet-based music subscription service, where he was responsible for the HR, Production, Customer Service, Royalty Administration, and Business Affairs departments of eMusic through the Company's acquisition by Vivendi/Universal's Universal Music Group in 2002. Prior to EMusic, Mr. Segal served as the Executive in Charge of Production/COO for The Documedia Group, an award-winning documentary production company based in Los Angeles. His projects included the 52-hour Sworn to Secrecy series for The History Channel and The Last Days of WWII for the A&E Network, for which he was nominated for an Emmy. Mr. Segal holds an MBA from Pepperdine University's Graziadio School of Business, was named a National Journalism Center Fellow in 1996, and received a BA in English Literature from the University of California at Santa Barbara.

The officers and directors are our only officers, directors, promoters and control persons. There are no family relationships between our directors and officers.

Involvement in Legal Proceedings

To the best of our knowledge, during the past five years, neither of our directors or executive officers were involved in one of the following:

(1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee

We do not currently have an Audit Committee. In addition, having no Audit Committee, we do not have an Audit Committee financial expert. As a small, development-stage company, it has been exceedingly difficult for us to attract an independent member of our board of directors, who would qualify as an Audit Committee financial expert, to serve as the sole member of the Audit Committee of our board of directors. We plan to form an Audit Committee consisting solely of one or more independent members of our board of directors, at least one of whom will qualify as an Audit Committee financial expert under the rules and regulations of the Securities and Exchange Commission, once we are able to identify and attract a satisfactory candidate. In the meantime, our current board of directors intends to satisfy the duties of the committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our Common Stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. To the best of our knowledge, during the year ended December 31, 2006, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with. In making these disclosures, we have relied solely on a review of the copies of such reports furnished to us and written representations by our directors, executive officers and greater than ten percent stockholders.

Code of Ethics

Our board of directors has not adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees.

Executive Compensation

Marcus Segal, CEO is currently compensated at a rate of $80,000 per year starting January 2007. The current plan does not provide directors with any cash or non-cash compensation for their services but will reimburse them for reasonable out-of-pocket expenses. There are plans to implement a compensation plan for directors at a later date.

SUMMARY COMPENSATION TABLE

Compensation		Annual Compensation			Long-Term
				Other	Awards
Name and				Annual	Payouts
Position(s)	Year	Salary	Bonus	Comp.
Marcus Segal
President and CEO	2006

Sheldon Goldberg*	2006	-	-	-	-
President and CEO	2005	-	-	-	-

David F. Knapfel*	2006	-	-	-	-
VP, Treasurer,	2005	-	-	-	-
Principal
Accounting Officer
and Secretary

*On November 7, 2006, Sheldon Goldberg resigned from his positions as director, President, and Chief Executive Officer, effective as of such date. On the same date, David F. Knapfel resigned from his positions as director, Vice President, Treasurer, Chief Financial Officer, Secretary, and Principal Accounting Officer.

On November 7, 2006, the Board of Directors of the Registrant appointed Marcus Segal as a director and as the Chief Executive Officer, Chief Financial Officer, Secretary, and Principal Accounting Officer of the Registrant, effective immediately.

Employment Agreements

The Company’s sole officer is paid a salary of $80,000 per year. We do not have any pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to directors, officers or employees.

Certain Relationships and Related Transactions

At December 31, 2005, a loan payable in the amount of $3,900 was due to David Knapfel, an officer and director and related party. As of December 31, 2006, we had not established any specific repayment terms and the loan is non-interest bearing.

We do not have any other related party transactions and have not yet formulated a policy for the resolution of any related transaction conflicts, should they arise.

Market for Our Common Stock and Related Matter

Our common stock has been quoted on the OTC Bulletin Board under the symbol "SGDM.OB" since approximately December 5, 2006. The following table sets forth the range of quarterly high and sales prices of the common stock as reported on Yahoo Finance for the periods indicated. Our common stock was forward split 1:40 on November 23, 2006. The prices for our common stock reflect the forward split.

Price Information*
Financial Quarter Ended	High	Low
March 31, 2005	NA	NA
June 30, 2005	NA	NA
September 30, 2005	NA	NA
December 31, 2005	NA	NA

March 31, 2006	NA	NA
June 30, 2006	NA	NA
September 30, 2006	NA	NA
December 31, 2006	$3.90	$3.80

* The quotations do not reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Record Holders. As August 20, 2007, we have 21 shareholders of record holding a total of 41,219,311 shares of common stock -- 40,000,000 shares free trading. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Dividends. We have not declared any dividends since inception and do not anticipate paying any dividends in the foreseeable future. The payment of dividends is within the discretion of the board of directors and will depend on our earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit our Company’s ability to pay dividends on its common stock other than those generally imposed by applicable state law.

Transfer Agent. The transfer agent of our common stock is Holladay Stock Transfer, 2929 N. 67th Place, Scottsdale, Arizona, 480-481-3940.

Purchases of Our Equity Securities. Neither we nor any of our affiliates purchased any equity securities from our stockholders during our fiscal quarter ended December 31, 2006.

Equity Compensation Plans. We do not have any equity compensation plans.

Changes in and Disagreements with Accountants

On October 4, 2005, our certifying accounting firm, Franklin Griffith & Associates, merged with another accounting firm and advised us of its intention to withdraw from the PCAOB and no longer perform public company audits.

Reports on our consolidated financial statements for the fiscal year ended December 31, 2004 by Franklin Griffith & Associates did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal year ended December 31, 2004 and for the subsequent interim periods, there were no disagreements with Franklin Griffith & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Franklin Griffith & Associates' satisfaction, would have caused Franklin Griffith & Associates to make reference to the subject matter in connection with its report on our consolidated financial statements for such period. During our fiscal years through December 31, 2005, none of the reportable events described in Item 304(a)(1)(iv) of Regulation S-B occurred. However, the reports included a going concern emphasis.

On January 18, 2006, we engaged the services of Armando C. Ibarra, Certified Public Accountant, 317 E Street, Chula Vista CA 91910, a firm registered with the PCAOB, as our principal independent accountant and auditor to audit our financial statements.

On August 4, 2006, we dismissed ACI Armando C. Ibarra Certified Public Accountants, A Professional Corporation, as its independent auditors after being advised that the firm would no longer be performing public company audits, as they were in the process of withdrawing from registration with the PCAOB. The decision to change principal accounting firms was unanimously approved by written consent of our Board of Directors on August 4, 2006.

Since the appointment of ACI Armando C. Ibarra Certified Public Accountants on January 20, 2006 and all subsequent interim periods through the date of dismissal on August 4, 2006, ACI Armando C. Ibarra Certified Public Accountants’ reports on our financial statements did not contain any adverse opinion or disclaimer of opinion, nor were they modified as to audit scope or accounting principles. The audit report from ACI Armando C. Ibarra Certified Public Accountants for the fiscal year ended December 31, 2005 was modified as to the uncertainty regarding our ability to continue as a going concern because of our status as a development stage company with limited operations. The financial statements for the year ended December 31, 2005, did not include any adjustments that might have resulted from the outcome of this uncertainty.

From the date of appointment on January 20, 2006 through the date of this report, there were no disagreements with ACI Armando C. Ibarra Certified Public Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to ACI Armando C. Ibarra Certified Public Accountants ' satisfaction, would have caused ACI Armando C. Ibarra Certified Public Accountants to make reference to the subject matter in connection with its reports and/or reviews of our consolidated financial statements during our then most recent fiscal year or any interim period.

On August 4, 2006, Registrant's Board of Directors unanimously approved by written consent the appointment of Chang G. Park, CPA, Ph.D, 6474 University Avenue, San Diego, California, a PCAOB registered firm, as its new certifying principal accounting firm to audit Registrant’s financial statements.

On January 24, 2007, we dismissed Chang G. Park, CPA as our principal independent accountants, and retained SF Partnership, LLP as our principal independent accountants. The decision to change accountants was recommended and approved by our Board of Directors.

Chang G. Park, CPA was our independent registered public accounting firm from August 4, 2006 until January 24, 2007. None of Chang G. Park, CPA’s reports on our financial statements during that period and until January 24, 2007, and none of the reports by the our principal independent accountants during either of the previous two fiscal years and for the period since then and until January 24, 2007, (a) contained an adverse opinion or disclaimer of opinion, or (b) was modified as to uncertainty, audit scope, or accounting principles, which would include the uncertainty regarding the ability to continue as a going concern, or (c) contained any disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of the principal independent accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events set forth in Item 304(a)(1)(iv)(B) of Regulation S-B occurred during the period in which Chang G. Park, CPA served as our principal independent accountants. The financial statements audited by Chang C. Park, CPA for the year ended December 31, 2005 were modified to contain an explanatory sentence pertaining to our ability to continue as a going concern, but such financial statements did not contain any adjustment that might result from the uncertainty stated therein.

In considering the appointment of SF Partnership, LLP (the “New Accountant”), we considered the New Accountant’s experience and expertise with Russian companies and operations since our UniverCompany subsidiary is a Russian company. Not only does the New Accountant conduct audits on two companies located in Russia, but there are three Russian speaking Chartered Accountants in their Toronto office. As a result of our acquisition of UniverCompany, all of our assets, revenues and operations, as well as all of our accounting records, will be located in Russia. Accordingly, we selected a firm registered with the Public Company Accounting Oversight Board which could audit financial statements of a company with operations in Russia with the expertise to audit such records.

Recent Sales of Unregistered Securities

During the last three years, we have issued the following securities without registration under the Securities Act:

In August 2004, we completed an offering of 1,000,000 shares of our common stock to approximately 29 investors for a total purchase price of $40,000 ($0.04 per share) in accordance with Rule 504 of Regulation D under the Securities Act. The shares were registered by qualification under the securities laws of Nevada.

In December 2006, we issued and sold to Hampton Park Capital LLC 1,000,000 units of our securities, each unit consisting of one share of common stock and one share purchase warrant, for a total purchase price of $1,000,000 ($1.00 per unit), pursuant to the exemption from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D there under. The exercise price of the warrants is $2.50 per share. The proceeds of the sale were loaned to UniverCompany.

In July 2007, Star Gold received $500,000 USD from a European institutional investor in exchange Star Gold issued 142,857 units consisting of one common share and a half of a purchase warrant. Each full purchase warrant is exercisable into one common share at $7.50 each.

On August 9, 2007 we issued and sold to Mr. Evgeny Belchenko 15,000,000 shares of common stock in consideration for the one share of Univer Company owned by Mr. Belchenko The issuance of the shares was exempt from the registration requirements of the Securities Act of 1933, as amended, in reliance upon the exemptions under Regulation S, Section 4(2) and Rule 506 there under.

Section 3 - Securities and Trading Markets
Item 3.02. Unregistered Sales of Equity Securities.

As discussed above, on August 28, 2007, the Company issued 15,000,000 shares of common stock, representing approximately 36.39% of the Company’s outstanding shares of common stock, to the UniverCompany Shareholder, Belchenko Evgeny, in exchange for 100% of the issued and outstanding shares of common stock of UniverCompany pursuant to the Purchase Agreement as amended on May 15, 2007. The issuance of the shares was exempt from the registration requirements of the Securities Act of 1933, as amended, in reliance upon the exemptions under Regulation S, Section 4(2) and Rule 506 thereunder.

Section 5 - Corporate Governance and Management
Item 5.01. Changes in Control of Registrant.

The disclosure set forth above under Item 3.02 (Unregistered Sales of Equity Securities) is hereby incorporated by reference into this Item 5.01. As a result of the issuance of 15,000,000 shares, representing approximately 36.39% of the Company’s outstanding common stock, Evgeny Belchenko became the principal stockholder of the Registrant.

Section 9-Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of business acquired.

(1) Report of Independent Registered Accounting Firm

(2) Balance Sheets dated as of December 31, 2006 and December 31, 2005

(3) Statements of Income for the fiscal years ended December 31, 2006 and December 31, 2005

(4) Statements of Members' Equity (Deficit) for the periods from January 1, 2005 through December 31, 2006

(5) Statements of Cash Flows for the fiscal years ended December 31, 2006 and December 31, 2005

(6) Notes to the Financial Statements

(b)	Pro forma financial information.
Page Nos.

Table of Contents	32

(1) Pro-forma Consolidated Balance Sheet	33

(2) Pro-forma Statement of Deficit	34

(3) Pro-forma Statement of Operations	35

(4) Notes to Pro-forma Consolidated Financial Statement’s	36

(c)	Exhibits

10.2	Stock Purchase Agreement, dated November 30, 2006, among Stargold Mines, Inc., UniverCompany Limited Liability Company, Lipatov Valeriy and Belchenko Evgeny*

10.3	Amendment to Stock Purchase Agreement dated June 1, 2007
______________
*	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2007

STARGOLD MINES, INC.
(Registrant)

By:  /s/ Marcus Segal
Name:   Marcus Segal
Title:     Chief Executive Officer, Chief Financial Officer,
              Secretary, Principal Accounting Officer, and Director

STARGOLD MINES, INC.

PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

THREE MONTHS ENDED MARCH 31, 2007

UNAUDITED

CONTENTS

Pro-forma Consolidated Balance Sheet	33

Pro-forma Consolidated Statement of Deficit	34

Pro-forma Consolidated Statement of Operations	35

Notes to Pro-forma Consolidated Financial Statements	36

STARGOLD MINES, INC.
Pro-forma Consolidated Balance Sheet
March 31, 2007
Unaudited

	Stargold	UniverCompany		Stargold	Stargold
	Mines, Inc.	LLC		Mines, Inc.	Mines, Inc
	(US)	(Russia)		(US)	(US)
	Mar. 31,	Mar. 31,	Pro-forma	Pro-forma	Dec. 31,
	2007	2007	Adjustments	Mar. 31, 2007	2006

ASSETS
Current
Cash and cash equivalents	$10,327	$191	$-	$10,518	$7,879
Accounts and other receivable	-	1,538	-	1,538	-
Inventory	-	22,570,502	19,443,500	42,014,002	-
Prepaid expense	-	309,931	-	309,931	-

Total Current Assets	10,327	22,882,162	19,443,500	42,335,989	7,879
Properties, Plant and
Equipment	-	1,476	-	1,476	-
Loan Receivable	1,000,000	-	(1,000,000)	-	1,000,000
Investment	-	692,096	-	692,096	-
VAT Receivable	-	2,729,362	-	2,729,362	-

Total Assets	$1,010,327	$26,305,096	$18,443,500	$45,758,923	$1,007,879

LIABILITIES
Current
Accounts payable and accrued liabilities	$10,532	$51,255	$-	$61,787	$25,282
Loan payable	35,000	58,824	-	93,824	-
Advances from related party	-	-	-	-	240

Total Current Liabilities	45,532	110,079	-	155,611	25,522
Deferred Taxes	-	1,782,160	-	1,782,160	-
Trade Payable	-	17,856,357	-	17,856,357	-

Total Liabilities	45,532	19,748,596	-	19,794,128	25,522

STOCKHOLDERS' EQUITY
Capital Stock	8,111	347	1,153	9,611	9,000
Additional Paid in Capital	1,047,709	1,000,000	23,998,500	26,046,209	1,036,000
Subscriptions Receivable	(5,120)	-	(5,120)
Accumulated Deficit	(85,905)	5,556,153	(5,556,153)	(85,905)	(62,643)

Total Stockholders' Equity	964,795	6,556,500	18,443,500	25,964,795	982,357

Total Liabilities and
Stockholders' Equity	$1,010,327	$26,305,096	$18,443,500	$45,758,923	$1,007,879

(The accompanying notes are an integral part of these pro-forma consolidated financial statements.)

STARGOLD MINES, INC.
Pro-forma Consolidated Statement of Deficit
Three Months Ended March 31, 2007
Unaudited

	Stargold	UniverCompany		Stargold	Stargold
	Mines, Inc.	LLC		Mines, Inc.	Mines, Inc.
	(US)	(Russia)		(US)	(US)
	Mar. 31,	Mar. 31,	Pro-forma	Pro-forma	Dec. 31,
	2007	2007	Adjustments	Mar 31, 2007	2006

(Accumulated Deficit) Retained Earnings
- Beginning of Period	$(62,643)	$5,423,464	$(5,423,464)	$(62,643)	$(11,917)
Net (loss) earnings	(23,262)	132,689	(132,689)	(23,262)	(50,726)

(Accumulated Deficit) Retained Earnings
- End of Period	$(85,905)	$5,556,153	$(5,556,153)	$(85,905)	$(62,643)

(The accompanying notes are an integral part of these pro-forma consolidated financial statements.)

STARGOLD MINES, INC.
Pro-forma Consolidated Statement of Operations
Three Months Ended March 31, 2007
Unaudited

	Stargold	UniverCompany		Stargold	Stargold
	Mines, Inc.	LLC		Mines, Inc.	Mines, Inc.
	(US)	(Russia)		(US)	(US)
	Mar. 31,	Mar. 31,	Pro-forma	Pro-forma	Dec. 31,
	2007	2007	Adjustments	Mar. 31, 2007	2006

Revenue	$-	$-	$-	$-	$4,127
Cost of Sales	-	-	-	-	3,259

Gross Profit	-	-	-	-	868

Expenses
Bad debts	-	-	-	-	26,915
Office and general	5,101	53,675	(53,675)	5,101	1,097
Professional fees	18,161	-	-	18,161	29,482

Total Expenses	23,262	53,675	(53,675)	23,262	57,494

Operating Loss	(23,262)	(53,675)	53,675	(23,262)	(56,626)

Other Income (Expense)
Effect from discounting	-	(6,807)	6,807	-	-
Foreign exchange gain	-	296,512	(296,512)	-	-
Previous year losses	-	(38,537)	38,537	-
Debt forgiven	-	-	-	-	5,900

Total Other Income (Expense)	-	251,168	(251,168)	-	5,900

Loss Before Income Taxes	(23,262)	197,493	(197,493)	(23,262)	(50,726)
Income taxes - deferred	-	(64,804)	64,804	-	-

Net (Loss) Income	$(23,262)	$132,689	$(132,689)	$(23,262)	$(50,726)

(The accompanying notes are an integral part of these pro-forma consolidated financial statements.)

1.	Basis of Presentation

These unaudited pro-forma consolidated financial statements have been prepared to give effect to the following:

On November 30, 2006, the Company entered into a stock purchase agreement with UniverCompany, and the two shareholders of UniverCompany. Pursuant to the stock purchase agreement, the Company agreed to purchase from the shareholders of UniverCompany 100% of the issued and outstanding shares of common stock of UniverCompany. In consideration thereon, the Company will issue to the shareholders of UniverCompany 15,000,000 shares of the Company's common stock for a total value of $25,000,000.

The consummation of above transactions will take place at a closing to be held at a later date. Such closing will not take place until certain conditions have occurred.

The pro-forma consolidated financial statements are based on the balance sheets of the following:

a)	Stargold as at March 31, 2007 (unaudited) and December 31, 2006 (audited).

b)	UniverCompany as at March 31, 2007 (unaudited).

The pro-forma consolidated financial statements include the statement of earnings for the following:

a)	Stargold for the three months ended March 31, 2007 (unaudited) and for the year ended December 31, 2006 (audited).

b)	UniverCompany for the three months ended March 31, 2007 (unaudited).

The pro-forma consolidated financial statements are not necessarily indicative of the actual results that would have occurred had the proposed transactions occurred on the dates indicated and not necessarily indicative of future earnings or financial position.

2.	Pro-forma Adjustments

To record the consolidation of Stargold with UniverCompany including:

a)	The merger of Stargold and UniverCompany was accounted for by purchase method, with the net assets of UniverCompany brought forward at their fair market value basis.

b)	To eliminate the pre-acquisition shareholders' equity of UniverCompany at March 31, 2007.